UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 27, 2009

Altus Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-51711	04-3573277
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 Wyman Street, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-373-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

(i) On March 27, 2009, Altus Pharmaceuticals Inc. (the "Company") provided notice to Lonza Ltd. ("Lonza") of the Company’s intent to terminate the Manufacturing and Supply Agreement (the "Agreement") dated November 16, 2006, as amended, between the Company and Lonza due to Lonza’s material breach of the Agreement. The notice identifies the material breach as Lonza’s failure to meet the requirements of Section 3.8 of the Agreement with respect to the production of the active pharmaceutical ingredients ("APIs") for Trizytek.

The Agreement is a six-year agreement between the Company and Lonza providing for the manufacturing and supply of commercial quantities of the APIs for Trizytek.

Prior to the Company’s delivery of the notice of its intent to terminate the Agreement, Lonza asserted that the Company had terminated the Agreement without notice pursuant to Section 11.3 of the Agreement and indicated its intent to initiate arbitration proceedings under the Agreement if the parties could not agree to a settlement of the parties' obligations under the Agreement. Section 11.3 of the Agreement permits the Company to terminate the Agreement with 12 months prior written notice if it determines to stop development of Trizytek and obligates the Company to make a payment to Lonza after the notice period. The Company responded to Lonza asserting that it has not terminated the Agreement pursuant to Section 11.3 and noting that Section 11.3 permits only the Company and not Lonza to terminate the Agreement.

(ii) On March 27, 2009, the Company prepaid its existing secured equipment line of credit with Oxford Finance Corporation ("Oxford") in the amount of approximately $2.4 million. In connection with the prepayment, the parties agreed to terminate the Master Security Agreement dated as of August 19, 2004 between the Company and Oxford, as amended or supplemented, as well as other debt documents (collectively, the "Credit Documents").

Under the Credit Documents, the Company borrowed funds from Oxford from time to time, which were repayable over 36 to 48 months, depending on the kinds of equipment that secured the loans. Borrowings were secured by liens on substantially all of the Company’s tangible assets, and all such liens have been released in connection with the termination of the Credit Documents.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altus Pharmaceuticals Inc.

April 2, 2009	By:	Thomas J. Phair, Jr.

Name: Thomas J. Phair, Jr.
Title: Vice President, Finance and Treasurer